Exhibit 23.0

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of GS Financial Corp. on Form S-8 (Registration No. 333-70905) of our report dated January 16, 2004 relating to the consolidated financial statements of GS Financial Corp,which appears in this Form 10-K.

 /s/ Laporte, Sehrt, Romig & Hand

Laporte, Sehrt, Romig & Hand

Metairie, Louisiana

March 11, 2004